EXHIBIT (23)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-36976, 33-62021, 333-112890, 333-07129 and 333-145324 on Forms S-8 of our report dated February 29, 2008, relating to the financial statements and financial statement schedule of Lufkin Industries, Inc., and the effectiveness of Lufkin Industries, Inc.’s internal control over financial reporting (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's adoption of Statement of Financial Accounting Standard No. 123, "Share-Based Payments" as of January 1, 2006, Statement of Financial Accounting Standard No. 158, "Employers Accounting for Defined Benefit Pension and Other Postretirement Plans" as of December 31, 2006, and “Financial Interpretation No. 48, Accounting for Uncertainty in Income Taxes- an interpretation of SFAS No. 109” on January 1, 2007) appearing in this Annual Report on Form 10-K of Lufkin Industries, Inc. for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

Houston, Texas
February 29, 2008